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                                                        EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.


                                   FORM T-1


                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
              UNDER THE TRUST INDENTURE ACT FOR 1939, AS AMENDED,
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA

              (Exact name of Trustee as specified in its charter)


                       230 SOUTH TRYON STREET, 8TH FLOOR
       CHARLOTTE, NORTH CAROLINA        28288-117956       0900030
(Address of principal executive office)  (Zip Code)    (I.R.S. Employer
                                                      Identification No.)


                          JEFFERSON-PILOT CORPORATION
              (Exact name of obligor as specified in its charter)

                   North Carolina                   56-0896180
          (State or other jurisdiction of        (I.R.S. Employer
           incorporation or organization)       Identification No.)


                            100 North Greene Street
                             Greensboro, NC 27401
              (Address of principal executive offices) (Zip Code)


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         DEBT SECURITIES
         (Title of the indenture securities)


   1.    General information.

         (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

               The Comptroller of the Currency, Washington, D.C.
               Federal Reserve Bank of Richmond, Virginia
               Federal Deposit Insurance Corporation, Washington, D.C. Securities and Exchange Commission, Division of
               Market Regulation, Washington, D.C.

         (b) The Trustee is authorized to exercise corporate trust powers.


   2.    Affiliations with obligor.

               The obliger is not an affiliate of the Trustee.
               (See Note 2 on Page 5)


   3.    Voting Securities of the Trustee.

         The following information is furnished as to each class of voting securities of the Trustee:


         As of November 5, 1995

         Column A                      Column B

         Title of Class                Amount Outstanding


               Common Stock, par value $3.33-1/3 a share
               169,528,088 shares


   4.    Trusteeships under other indentures.

               The Trustee is not a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding.

   5. Interlocking directorates and similar relationships with the obligor or underwriters.

               Neither the Trustee nor any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor.

               (See Note 2 on Page 5)

   6. Voting securities of the Trustee owned by the obligor or its officials.


               Voting securities of the Trustee owned by the obligor and its directors, partners, and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

               (See Notes 1 and 2 on Page 5)


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   7.    Voting securities of the Trustee owned by underwriters or their officials.

               Voting securities of the Trustee owned by any underwriter and its directors, partners, and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

               (See Note 2 on Page 5)


   8.    Securities of the obligor owned or held by the Trustee.

               The amount of securities of the obligor which the Trustee owns beneficially or holds as collateral security for obligations in default does not exceed one percent of the outstanding securities of the obligor.

               (See Note 2 on Page 5)


   9.    Securities of underwriters owned or held by the Trustee.

               The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor.

               (See Note 2 on Page 5)


   10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

               The Trustee does not own beneficially or hold as collateral security for obligations in default voting securities of a person, who, to the knowledge of the Trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor.

               (See Note 2 on Page 5)


   11. Ownership or holdings by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

               The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of Trustee, owns 50 percent or more of the voting securities of the obligor.

               (See Note 2 on Page 5)


   12.   Indebtedness of the obligor to the Trustee.

               The obligor is not indebted to the Trustee.


   13.   Defaults by the obligor.

               Not applicable.


   14.   Affiliations with the Underwriters.

               No underwriter is an affiliate of the Trustee.


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   15.   Foreign Trustee.

               Not applicable.


   16.   List of Exhibits.

         (1) Articles of Association of the Trustee as now in effect. Incorporated to Exhibit (1) filed with Form T-1 Statement included in Registration Statement No. 33-45946.

         (2) Certificate of Authority of the Trustee to commence business. Incorporated by reference to Exhibit (2) filed with Form T-1 Statement included in Registration Statement No. 33-45946.

         (3) Authorization of the Trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in Exhibits (1) and (2) above.

         (4) By-Laws of the Trustee. Incorporated by reference to Exhibit (4) filed with Form T-1 Statement included in Registration Statement No. 33-45946.

         (5)   Inapplicable.

         (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included at Page 7 of this Form T-1 Statement.

         (7)   Report of condition of Trustee.

         (8)   Inapplicable.

         (9)   Inapplicable.


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                                     NOTES

         1. Since the Trustee is a member of First Union Corporation, a bank holding company, all of the voting securities of the Trustee are held by First Union Corporation. The securities of First Union
   Corporation are described in Item 3.

         2. Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Items 2, 5, 6, 7, 8, 9, 10 and 11, the answers to said Items are based on incomplete information. Items 2, 5, 6, 7, 8, 9, 10 and 11 may, however, be considered as correct unless amended by an amendment to this Form T-1.


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                                   SIGNATURE

               Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina on the 20th day of November, 1995.

                                             FIRST UNION NATIONAL BANK
                                             OF NORTH CAROLINA
                                             (Trustee)



                                             By:
                                             Pablo de la Canal
                                             Assistant Vice President


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                                                            EXHIBIT T-1 (6)

                              CONSENTS OF TRUSTEE


               Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Jefferson-Pilot Corporation of its Debt Securities, First Union National Bank of North Carolina, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                             FIRST UNION NATIONAL BANK
                                             OF NORTH CAROLINA


                                             By: /s/ Daniel J. Ober
                                             Daniel J. Ober, Vice
                                             President

   Dated: November 20, 1995